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Exhibit 5.1

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

[            ] [    ], 2004

EnerSys
2366 Bernville Road
Reading, Pennsylvania 19605

  Re:
  EnerSys
  Registration Statement on Form S-1, filed May 17, 2004
  File No. 333-115553

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (as amended, the "Registration Statement") of EnerSys, a Delaware corporation (the "Company"), initially filed with the Securities and Exchange Commission (the "Commission") on May 17, 2004, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the initial public offering of up to 12,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that, when issued against payment therefor, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

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FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
[ ] [ ], 2004